UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) July 24, 2006
Performance Home Buyers, LLC
(Exact name of registrant as specified in its charter)

Ohio	021-55571	31-1724135

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

4130 Linden Avenue, Dayton OH		45432

(Address of principal executive offices)		(Zip Code)
(Registrant’s telephone number, including area code) (937) 298-2274
Not Applicable

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
SIGNATURES

Section 1 – Registrant’s Business and Operations
Item 1.01 Entry into a Material Definitive Agreement.
On July 19, 2006, effective July 1, 2006, Performance Home Buyers, LLC (the “Company”) entered into an Exchange Agreement with Kenneth Huntingdon, a holder of $550,000 worth of the Company’s 18.35% Subordinated Debt Units (“Debt Units”) and $200,000 worth of the Company’s 36% Class B Preferred Units (“Class B Preferred Units”). $300,000 worth of the Debt Units mature and are payable on December 31, 2007; $250,000 worth of the Debt Units mature on October 28, 2010; and the Class B Preferred Units are required to be redeemed by the Company by December 31, 2006.
Under the terms of the Exchange Agreement, Mr. Huntingdon exchanged the Debt Units, plus accrued interest of $82,763 on such Debt Units, for two unsecured 6% Promissory Notes. The first Promissory Note is in the principal amount of $357,312 and matures on July 1, 2007. The second Promissory Note is in the principal amount of $275,451 and matures on July 1, 2009. Mr. Huntingdon also exchanged his Class B Preferred Units, plus accrued distributions of $78,000, for another unsecured 6% Promissory Note in the principal amount of $278,000 which matures on July 1, 2008. These three Promissory Notes are personally guaranteed by Messrs. Julian, Porter, Hawkins and Fitzgerald, who are officers and directors of the Company and holders of the Company’s Common Units.
The Exchange Agreement also includes mutual releases from claims, demands, or causes of action resulting from Mr. Huntingdon’s investments in or ownership interests of the Company.
SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Performance Home Buyers, LLC

Date: July 24, 2006.

	By	/s/ Peter E. Julian Peter E. Julian Its: Chief Executive Officer

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